Exhibit 10.2

JARDEN CORPORATION

AMENDMENT NO. 1 TO

RESTRICTED STOCK AWARD AND AMENDMENT AGREEMENT

AMENDMENT NO. 1 TO RESTRICTED STOCK AWARD AND AMENDMENT AGREEMENT (the “Agreement”) made as of this 27th day of March, 2009, by and between Jarden Corporation (the “Corporation”), and James E. Lillie (the “Restricted Stockholder”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Corporation’s Amended and Restated 2003 Stock Incentive Plan, as amended (the “Plan”) or the Restricted Stock and Amendment Agreement dated as of January 13, 2009 by and between the Corporation and the Restricted Stockholder (the “RSA Agreement”).

W I T N E S S E T H:

WHEREAS, the Corporation and the Restricted Stockholder are parties to the RSA Agreement;

WHEREAS, the Corporation desires to allow the Restricted Stockholder to use any cash paid to the Restricted Stockholder in lieu of the Remaining Stock either to satisfy any tax obligations due upon vesting of the Performance Shares or to purchase shares of Common Stock of the Corporation; and

WHEREAS, the parties have agreed to amend certain provisions of the RSA Agreement to give effect to the foregoing.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in the RSA Agreement, and intending to be legally bound hereby, the parties hereto agree to amend the RSA Agreement as follows:

1. Section 1(b) of the RSA Agreement. Schedule 1(b) of the RSA Agreement is hereby amended and restated to read in its entirety as follows:

“(b) In lieu of the 10,000 shares of the Remaining Stock that the Corporation is obligated pursuant to Section 3(c) of the Employment Agreement to grant to the Restricted Stockholder in 2009, the Corporation hereby agrees to grant to the Restricted Stockholder, and the Restricted Stockholder agrees to accept, a cash payment (the “Alternate Payment”), in an amount equal to the value of such shares of Remaining Stock not issued to the Restricted Stockholder (subject to any withholdings, deductions or discounts required by applicable law or U.S. Treasury Regulations), within 2 days after the Vesting Date (as defined herein). For purposes of determining the amount of the Alternate Payment, the value of the shares of Remaining Stock not issued to the Restricted Stockholder shall be determined in good faith by the Compensation Committee or the Board of Directors, as the case may be, based on the closing price of the Corporation’s Common Stock on the New York Stock Exchange (or such other securities exchange on which the Corporation’s common stock may then be traded) on the Vesting Date. Restricted Stockholder agrees to use the net proceeds of such Alternate Payment (after payment of any required withholding taxes) either to satisfy any tax obligations due upon vesting of the Performance Shares or to purchase shares of Common Stock of the Corporation during the first open trading window after the Vesting Date in which the Restricted Stockholder is permitted to purchase shares of Common Stock of the Corporation pursuant to the Corporation’s insider trading policy and applicable law.”

2. RSA Agreement in Full Force and Effect. Other than as amended pursuant to Section 1 of this Agreement, the RSA Agreement shall remain in full force and effect.

3. Effectiveness. This amendment to the RSA Agreement shall be effective as of the date of this Agreement, and all references to the RSA Agreement shall, from and after such time, be deemed to be references to the RSA Agreement as amended hereby.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to agreements made and to be performed entirely within such state, other than conflict of laws principles thereof directing the application of any law other than that of Delaware.

5. Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement and any and all agreements and instruments executed and delivered in accordance herewith, along with any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other means of electronic transmission, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

JARDEN CORPORATION

By:	/s/ Ian G.H. Ashken
Name:	Ian G.H. Ashken
Title:	Vice Chairman and Chief Financial Officer

RESTRICTED STOCKHOLDER

/s/ James E. Lillie
Name:	James E. Lillie
Address: